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                                                                     Exhibit 5.1

              [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]


October 4, 2001

Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027

Ladies and Gentlemen:

         We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-69064) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering (i) up to 13,800,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, (ii) up to $287,500,000 aggregate principal amount of Convertible Notes due 2008 (the "Notes") of the Company to be issued pursuant to an Indenture (the "Indenture") to be executed by the Company and First Union National Bank, as trustee (the "Trustee"), and (iii) shares (the "Conversion Shares") of Common Stock issuable upon conversion of the Notes pursuant to the terms of the Indenture. The Shares will be offered to the public pursuant to an Underwriting Agreement (the "Shares Underwriting Agreement") by and between the Company, Goldman, Sachs & Co. and the other underwriters parties thereto relating to the offering and sale of the Shares. The Notes will be offered to the public pursuant to an Underwriting Agreement (the "Notes Underwriting Agreement") by and between the Company, Goldman, Sachs & Co. and the other underwriters parties thereto relating to the offering and sale of the Notes. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the


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certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. We have also assumed that the Indenture, the Notes, the Shares Underwriting Agreement and the Notes Underwriting Agreement will be executed by the parties thereto in the forms filed (with the blank spaces appropriately completed) as exhibits to the Registration Statement.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (a) The Shares have been duly authorized by the Company and, when delivered to and paid for in accordance with the terms of the Shares Underwriting Agreement, will be validly issued, fully paid and non-assessable;

         (b) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Notes Underwriting Agreement, will be valid and binding obligations of the Company; and

         (c) The Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the terms of the Notes and Indenture, will be validly issued, fully paid and non-assessable.

         The opinion expressed in paragraph (b) above is subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         We express no opinion as to the validity or binding effect of any provision of any agreement containing any purported waiver, release, variation of rights, or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions).

         We express no opinion as to the indemnity, contribution or exculpation provisions of any agreement.

         We express no opinion as to the validity or binding effect of any provision of any agreement relating to (i) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent the forum is a federal court or such provision is to be considered by any court other than a court of the State of New York, or (ii) choice of governing law to the extent that such provision is to be


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considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York, or (iii) waivers of any rights to trial by jury.

         We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

         We express no opinion as to the enforceability of any provision of any agreement specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement.

         The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinion expressed above, the General Corporation Law of the State of Delaware, as currently in effect together with applicable provisions of the Constitution of the State of Delaware and relevant decisional law. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,


                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                           By:     /s/Jeffrey Bagner
                                   -----------------
                                   Jeffrey Bagner